EXHIBIT 23.1

Board of Directors
Western Goldfields, Inc.
Reno, Nevada


                     CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS
                     ---------------------------------------


We consent to the use of our report dated February 26, 2004, except for Note 18, which is dated August 4, 2004, on the financial statements of Western Goldfields, Inc. as of December 31, 2003 and 2002 and the period then ended, and the inclusion of our name under the heading "Experts" in the Form SB-2
Registration  Statement  filed  with  the  Securities  and  Exchange Commission.




/s/Williams & Webster, P.S.

Williams & Webster, P.S.
Spokane, Washington

August 5, 2004



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